Exhibit (g)(19)

May 20, 2016

IRREVOCABLE INSTRUCTIONS TO CUSTODIAN

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

Ladies and Gentlemen:

In accordance with the terms of the Custodian Contract dated as of March 7, 1995, as amended from time to time (the “Custodian Contract”), between State Street Bank and Trust Company (the “Custodian”) and Artisan Partners Funds, Inc. (formerly known as Artisan Funds, Inc.) (the “Corporation”), you are hereby instructed to deliver all cash, securities and any other assets and liabilities of Artisan Small Cap Value Fund, a series of the Corporation (the “Acquired Fund”), held by you as Custodian to the account held by you as Custodian for Artisan Mid Cap Value Fund, another series of the Corporation (the “Acquiring Fund”), effective as of 9:00 a.m. Eastern Time on May 23, 2016.

We acknowledge that this letter constitutes “Proper Instructions” for all purposes under the Custodian Contract.

We also request that you consent to the termination of the Custodian Contract with respect to the Acquired Fund only and this letter serves as your and our waiver of the notice provisions contained therein.

ARTISAN PARTNERS FUNDS, INC.
on behalf of its series Artisan Small Cap Value Fund

By:	/s/ Gregory K. Ramirez
Name:	Gregory K. Ramirez
Title:	Chief Financial Officer, Vice President and Treasurer

ARTISAN PARTNERS FUNDS, INC.
on behalf of its series Artisan Mid Cap Value Fund

By:	/s/ Gregory K. Ramirez
Name:	Gregory K. Ramirez
Title:	Chief Financial Officer, Vice President and Treasurer

Exhibit (g)(19)

STATE STREET BANK AND TRUST COMPANY

RESPONSE OF CUSTODIAN

Pursuant to proper instructions provided to State Street Bank and Trust Company (“State Street”), as custodian for Artisan Partners Funds, Inc. (formerly known as Artisan Funds, Inc.) (the “Corporation”) under a Custodian Contract between the Custodian and the Corporation dated as of March 7, 1995, as amended from time to time, the undersigned, being an authorized officer of State Street, hereby confirms that State Street has transferred all of the securities, cash and any other assets and liabilities of Artisan Small Cap Value Fund, a series of the Corporation, into the account of Artisan Mid Cap Value Fund, another series of the Corporation, as of 9:00 a.m. Eastern Time on May 23, 2016.

In addition, State Street consents to the termination of the Custodian Contract with respect to Artisan Small Cap Value Fund only, and waives the notice provisions contained therein.

Finally, the undersigned does hereby certify, in the undersigned’s capacity as an officer of the Custodian, that attached hereto as Exhibit A is a list of Artisan Small Cap Value Fund’s assets and liabilities, as shown on the Custodian’s records, as of 4 p.m. Eastern time on May 20, 2016.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 23rd day of May, 2016.

STATE STREET BANK AND TRUST COMPANY

/s/ Sean Conroy
Name:	Sean Conroy
Title:	Vice President